Exhibit 99.1

Medical Staffing Network Holdings Names New Chief Financial Officer

    BOCA RATON, Fla.--(BUSINESS WIRE)--Aug. 2, 2004--Medical Staffing Network Holdings, Inc. (NYSE:MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services in the nation, today announced that N. Larry McPherson, CPA, age 40, has been named chief financial officer. Mr. McPherson will be replacing Kevin S. Little, CPA, 34, who was recently appointed president and chief operating officer after serving as the Company's chief financial officer for the past six years.
    Prior to joining Medical Staffing Network Holdings, Mr. McPherson served as chief financial officer for two companies, including a publicly traded multinational apparel manufacturing company, where his responsibilities included investor relations, internal and external financial reporting, domestic and international tax matters, corporate insurance, information systems and human resources. Mr. McPherson participated in numerous acquisitions as well as multiple debt and equity offerings, successfully raising over $300 million during his nearly six year tenure. Mr. McPherson was most recently the chief financial officer for a large private company specializing in a segment of the travel industry, where he had similar responsibilities. Mr. McPherson served 10 years with Ernst & Young LLP, where his duties included audit engagement management for multiple industries and client development. Mr. McPherson received a Bachelor of Science in Accounting and a Master of Business Administration from the University of South Florida.
    Commenting on the addition of Mr. McPherson to the Medical Staffing Network Holdings staff, Robert J. Adamson, chairman and chief executive officer of Medical Staffing Network Holdings, Inc., said "Larry McPherson is a seasoned professional with significant financial and capital market experience. We are very pleased to have added someone with his diverse background and expertise to our management team. We look forward to Larry's contributions and counsel on the future direction of Medical Staffing Network Holdings."

    Company Summary

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.

    This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: our ability to attract and retain qualified nurses and other healthcare personnel, the overall level of demand for services provided by temporary nurses, our ability to enter into contracts with hospital and healthcare facility clients on terms attractive to us, the willingness of hospital and healthcare facility clients to utilize temporary healthcare staffing services, the general level of patient occupancy at our hospital and healthcare facility clients, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and integration strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve and our ability to carry out our business strategy. Additional information concerning these and other important factors can be found within our filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed in this press release might not occur.

    CONTACT: Medical Staffing Network Holdings, Inc., Boca Raton
             Robert J. Adamson, 561-322-1303